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Exhibit 10.1

STOCK PURCHASE AGREEMENT

    This Stock Purchase Agreement (this "Agreement") is made and entered into as of the 29th day of June, 2001, by and between Zamba Corporation, a Delaware corporation (the "Company"), and Joseph B. Costello (the "Purchaser").

    WHEREAS, the Purchaser is Vice Chairman of the Company's Board of Directors, and therefore is thoroughly familiar with the Company's business, financial condition and prospects; and

    WHEREAS, the Purchaser desires to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"), pursuant to the terms of this Agreement.

    Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.  Purchase and Sale of Common Stock.  The Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, 2,352,942 shares of Common Stock (the "Shares"), at an exercise price of $0.85 per share, for an aggregate purchase price of $2,000,000.70. The exercise price of the Shares is based on the average of the closing bid prices of the Common Stock on the Nasdaq National Market System for the five business days preceding the date of this Agreement. Promptly following the execution of this Agreement, the Purchaser shall pay the full amount of the purchase price to the Company by wire transfer in immediately available funds to an account designated in writing by the Company. Within five business days after receiving the full amount of the purchase price, the Company shall deliver to the Purchaser a certificate registered in the Purchaser's name representing the Shares.

    2.  Warrants.  In consideration of this Agreement, the Company hereby agrees to issue to the Purchaser a warrant (the "Warrant") to purchase up to 1,176,471 shares of Common Stock (the "Warrant Shares") at an exercise price of $1.0625 per share, in the form attached hereto as Exhibit A. The exercise price of the warrant represents 125% of the average of the closing bid prices of the Common Stock on the Nasdaq National Market System for the five business days preceding the date of this Agreement. The Holder and the Company have entered into a Warrant Agreement, dated as of the date hereof, governing the terms of the warrant and the Warrant Shares issuable thereunder.

    3.  Representations and Warranties.  As a material inducement for the Company's issuance and sale of the Shares, the Warrant and any Warrant Shares, the undersigned represents, warrants, covenants and acknowledges to the Company that:

      (a) The Purchaser understands that the issuance of the Shares and the Warrant has not been, and any issuance of the Warrant Shares will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Instead, the Company is issuing the Shares and the Warrant, and will issue any Warrant Shares, pursuant to exemptions from such laws and in doing so is and would be relying on, among other things, the Purchaser's representations, warranties, covenants and acknowledgements contained herein.

      (b) The Purchaser qualifies as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

      (c) As the Vice Chairman of the Company's Board of Directors, the Purchaser has detailed knowledge of the Company's business, financial condition and prospects. In addition, the Purchaser has been provided with or given access to such additional information as the Purchaser has requested, including access to the Company's management, and has utilized such access to his

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  satisfaction for the purpose of obtaining information regarding the Company's business, financial condition and prospects.

      (d) The Purchaser is acquiring the Shares and the Warrant, and will acquire any Warrant Shares, for his own account, for investment purposes only, and without the intention of reselling or redistributing the Shares or any Warrant Shares;

      (e) The Purchaser is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares, the Warrant or any Warrant Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the Company's condition, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares, the Warrant or any Warrant Shares and for which the Shares, the Warrant or any Warrant Shares were pledged, would constitute an intent inconsistent with the foregoing representation.

      (f)  If, contrary to the Purchaser's foregoing intentions, he should later desire to dispose of or transfer any of the Shares, the Warrant or any Warrant Shares in any manner, the undersigned shall not do so without (i) first obtaining an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may lawfully be made without registration pursuant to the Securities Act and applicable state securities laws or (ii) registering the resale of the Shares and any Warrant Shares under the Securities Act and applicable state securities laws.

      (g) Except as otherwise provided in the Warrant or the registration rights provisions attached as Exhibit B hereto, the Company has no obligation to register the Shares, the Warrant or any Warrant Shares for resale under the Securities Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of the Shares, the Warrant or any Warrant Shares. Accordingly, the Purchaser may be prohibited by law from selling or otherwise transferring or disposing of the Shares, the Warrant or any Warrant Shares and may have to bear the economic risk of his investment in the Company for an indefinite period.

    4.  Registration Rights.  Holder shall be entitled to the registration rights attached hereto as Exhibit B. Holder's participation in any such registration by the Company shall be in accordance with the procedures, and subject to the limitations, set forth on such Exhibit B.

    5.  Miscellaneous.

      (a)  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns.

      (b)  Governing Law.  This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of Minnesota, except with respect to its rules relating to conflicts of laws.

      (c)  Legend.  The Shares issued to the Purchaser pursuant to this Agreement shall contain the following legend:

    THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO ZAMBA CORPORATION THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION

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    UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

      (d)  Notices.  All notices, consents, requests, demands, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, or (d) sent by telephonic facsimile transmission, and, pending the designation of another address, addressed as follows:

If to the Company:	Zamba Corporation 3033 Excelsior Blvd., Suite 200 Minneapolis, Minnesota 55416 Attn: Chief Financial Officer Fax: (952) 893-3948
If to the Purchaser:	Joseph B. Costello 2880 Lakeside Drive, Suite 250 Santa Clara, California 95054 Fax: (408) 727-0235

      (e)  Entire Agreement and Counterparts.  This Agreement evidences the entire agreement between the Company and the Purchaser relating to the subject matter hereof and supersedes in all respects any and all prior oral or written agreements or understandings. This Agreement may not be amended or modified, and no provisions hereof may be waived, except by written instrument signed by both the Company and the Purchaser. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one Agreement.

      (f)  Headings.  Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

      (g)  Expenses.  Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transaction contemplated by this Agreement.

    IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date set forth in the first paragraph.

THE COMPANY:		THE PURCHASER:
ZAMBA CORPORATION
By:	/s/ Ian Nemerov	/s/ Joe Costello
Name:	Ian Nemerov	Joseph B. Costello
Title:	Secretary

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  Exhibit 10.1
STOCK PURCHASE AGREEMENT